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                                                                   EXHIBIT 23(D)

                        CONSENT OF SALOMON BROTHERS INC

     We hereby consent to the use of our name and the description of our opinion letter, dated the date of the Proxy Statement/Prospectus referred to below, under the caption "Opinion of the Financial Advisor" in, and to the inclusion of such opinion letter as Appendix III to, the Proxy Statement/Prospectus of Regional Acceptance Corporation, which Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of Southern National Corporation. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                       (Signature of Salomon Brothers Inc
                                                 appears here)

New York, New York
July 16, 1996